                                                                   EXHIBIT 10.49


                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2







              GENOMIC DATABASE COLLABORATION AND LICENSE AGREEMENT

                                     BETWEEN

                                 GENE LOGIC INC.

                                       AND

                     PROCTER & GAMBLE PHARMACEUTICALS, INC.




                          DATED AS OF DECEMBER 30, 1998

                                TABLE OF CONTENTS

                                                                                            PAGE
1.      DEFINITIONS..........................................................................1
        1.1    "Additional Field of Use".....................................................1
        1.2    "Affiliate"...................................................................2
        1.3    "Agreement Term"..............................................................2
        1.4    "Alliance Director"...........................................................2
        1.5    [...***...]...................................................................2
        1.6    "CC"..........................................................................2
        1.7    "cDNA"........................................................................2
        1.8    "Control".....................................................................2
        1.9    "Diagnostic Product"..........................................................2
        1.10   "Effective Date"..............................................................2
        1.11   "FDA".........................................................................2
        1.12   "Field of Use"................................................................2
        1.13   "Further Development".........................................................2
        1.14   "Gene Logic Software".........................................................3
        1.15   "Gene Logic Technology".......................................................3
        1.16   "Gene Products"...............................................................3
        1.17   "Gene Target".................................................................3
        1.18   "Gene Target Know-How"........................................................3
        1.19   "Heart Failure"...............................................................3
        1.20   "IND".........................................................................3
        1.21   "Initial Collaboration Agreement".............................................3
        1.22   "Invention(s)"................................................................3
        1.23   "Major Market"................................................................3
        1.24   "NDA".........................................................................3
        1.25   "Net Sales"...................................................................4

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
        1.26   "Nucleic Acid Product"........................................................4
        1.27   [...***...]...................................................................4
        1.28   "P&GP Technology".............................................................4
        1.29   "Patent Right(s)".............................................................4
        1.30   "Product".....................................................................5
        1.31   "Protein Product".............................................................5
        1.32   "Regulatory Approval".........................................................5
        1.33   "Research Databases"..........................................................5
        1.34   "Research Plans"..............................................................5
        1.35   "Research Programs"...........................................................5
        1.36   "Research Term"...............................................................5
        1.37   "RMC".........................................................................5
        1.38   "Samples".....................................................................5
        1.39   "Scientific FTE"..............................................................5
        1.40   "Therapeutic Product".........................................................6
        1.41   "Third Party".................................................................6
2.      RESEARCH PROGRAMS....................................................................6
        2.1    Undertaking and Scope.........................................................6
        2.2    Personnel and Resources.......................................................6
        2.3    Samples.......................................................................7
        2.4    Link to Research Databases....................................................7
        2.5    Term of the Research Programs.................................................7
        2.6    Selection of Gene Targets.....................................................7
        2.7    Standstill Agreement..........................................................8
3.      MANAGEMENT OF THE RESEARCH PROGRAMS..................................................8
        3.1    Research Management Committees................................................8
        3.2    Collaboration Committee.......................................................8

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
        3.3    Alliance Directors............................................................9
        3.4    Meetings......................................................................9
        3.5    Dispute Resolution............................................................9
4.      PATENTS, KNOW-HOW RIGHTS AND INVENTIONS..............................................9
        4.1    Ownership of Inventions.......................................................9
        4.2    Ownership of Gene Logic Technology and Gene Logic Software....................9
        4.3    Ownership of Improvements to Gene Logic Technology and Gene Logic
               Software.....................................................................10
        4.4    Ownership of Improvements to P&GP Technology.................................10
        4.5    Ownership of Certain Inventions..............................................10
        4.6    Patent Protection............................................................11
        4.7    Infringement by Third Parties................................................13
        4.8    Allegations of Infringement by Third Parties.................................13
5.      LICENSES............................................................................14
        5.1    Research Database License to P&GP............................................14
        5.2    License of Samples to Gene Logic.............................................14
        5.3    Gene Target License to P&GP..................................................14
        5.4    Gene Logic Right of First Negotiation........................................14
        5.5    Retained Rights..............................................................15
6.      DILIGENCE AND GENE TARGET LICENSE TERMINATION.......................................15
        6.1    Diligence....................................................................15
7.      REPORTING OBLIGATIONS...............................................................16
        7.1    Information and Reports Concerning the Research Programs.....................16
        7.2    Diligence Reports............................................................16
8.      PAYMENTS AND ROYALTIES..............................................................16
        8.1    Option Exercise Fee..........................................................16
        8.2    Technology Access and Database Fee...........................................16



                                      iii.

                                TABLE OF CONTENTS

                                                                                           PAGE
        8.3    Research Support.............................................................17
        8.4    Gene Target Fees.............................................................17
        8.5    Royalties Payable by P&GP....................................................17
        8.6    Currency of Payment..........................................................18
        8.7    Payment and Reporting........................................................19
        8.8    Records and Audits...........................................................19
9.      MILESTONES..........................................................................19
        9.1    Milestones for Therapeutic Products, Protein Products and Nucleic Acid
               Products.....................................................................19
        9.2    Milestones for Diagnostic Products...........................................20
        9.3    Milestone Payments...........................................................20
10.     CONFIDENTIALITY AND SECURITY........................................................20
        10.1   Security of Research Databases and Gene Logic Software.......................20
        10.2   Confidentiality..............................................................21
        10.3   Permitted Disclosures........................................................21
        10.4   Publicity....................................................................22
        10.5   Publication..................................................................22
11.     REPRESENTATIONS AND WARRANTIES......................................................22
        11.1   Legal Authority..............................................................22
        11.2   Valid Licenses...............................................................22
        11.3   No Conflicts.................................................................22
        11.4   Disclaimer...................................................................23
12.     TERM; TERMINATION...................................................................23
        12.1   Term.........................................................................23
        12.2   Termination for Breach.......................................................23
        12.3   Effect of Bankruptcy.........................................................24
        12.4   Remedies.....................................................................24



                                      iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
13.     ARBITRATION.........................................................................24
        13.1   Arbitration..................................................................24
        13.2   Procedure....................................................................24
        13.3   Discovery....................................................................25
        13.4   Location.....................................................................25
14.     GENERAL PROVISIONS..................................................................25
        14.1   Mutual Indemnification.......................................................25
        14.2   Assignment...................................................................25
        14.3   Change of Control............................................................25
        14.4   Non-Waiver...................................................................26
        14.5   Governing Law................................................................26
        14.6   Partial Invalidity...........................................................26
        14.7   Notice.......................................................................27
        14.8   Headings.....................................................................27
        14.9   No Implied Licenses or Warranties............................................27
        14.10  Force Majeure................................................................27
        14.11  Survival.....................................................................28
        14.12  Entire Agreement.............................................................28
        14.13  Amendments...................................................................28
        14.14  Independent Contractors......................................................28
        14.15  Counterparts.................................................................28



                                       v.

              GENOMIC DATABASE COLLABORATION AND LICENSE AGREEMENT


        THIS GENOMIC DATABASE COLLABORATION AND LICENSE AGREEMENT ("Agreement") is made as of December 30, 1998, by and between GENE LOGIC INC., a Delaware corporation ("Gene Logic"), located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878 and PROCTER & GAMBLE PHARMACEUTICALS, INC., an Ohio corporation ("P&GP"), having a place of business at 8700 Mason-Montgomery Road, Mason, Ohio 45040, and amends and restates in its entirety that certain Target Discovery Collaboration and License Agreement, dated May 27, 1997, between Gene Logic and P&GP (the "Initial Collaboration Agreement").

                                   WITNESSETH:

        WHEREAS, Gene Logic has developed technologies and know-how with respect to high throughput analysis of gene expression and gene regulation for use in the identification of drug targets and the discovery of pharmaceutical and diagnostic products;

        WHEREAS, P&GP is a company engaged in the development and commercialization of pharmaceutical and diagnostic products;

        WHEREAS, P&GP and Gene Logic entered into the Initial Collaboration Agreement to establish a collaborative effort directed toward the development of a research database to identify genes associated with the onset and progression of heart failure and ischemic cardiomyopathies; and

        WHEREAS, P&GP and Gene Logic wish to amend and restate the Initial Collaboration Agreement as set forth in this Agreement to provide for the expansion of the collaborative efforts of the parties as contemplated by the binding letter agreement, dated November 30, 1998, between the parties (the "Letter Agreement).

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, Gene Logic and P&GP agree as follows:

1.      DEFINITIONS

        The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

        1.1 "ADDITIONAL FIELD OF USE" shall mean all uses of Gene Targets for the development and commercialization of Gene Targets as (i) Protein Products or those Therapeutic Products described in Section 1.40(b), (ii) Nucleic Acid Products and/or (iii) Diagnostic Products, as applicable.





                                       1.

        1.2 "AFFILIATE" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question. As used in this definition of "Affiliate," the term "control" shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

        1.3 "AGREEMENT TERM" shall mean the period from the Effective Date until, with respect to each Product, the expiration of the last royalty obligation owed by P&GP to Gene Logic with respect to such Product, or until this Agreement is otherwise terminated pursuant to its terms.

        1.4 "ALLIANCE DIRECTOR" shall have the meaning set forth in Section 3.3.

        1.5 [...***...] shall mean all [...***...].

        1.6 "CC" shall have the meaning set forth in Section 3.2.

        1.7 "CDNA" shall mean a DNA copy of a mRNA, including, without limitation, all cDNA clones and cDNA templates derived from a given gene transcript and its corresponding coding sequence, including the full length sequence.

        1.8 "CONTROL" shall mean possession of the ability to grant the licenses or sublicenses or to make the assignments as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

        1.9 "DIAGNOSTIC PRODUCT" shall mean any product or service or combination thereof used for the diagnosis, prognosis and/or monitoring of progression of any disease or disorder which is developed utilizing, or is comprised of, any Gene Target or which incorporates any Gene Target DNA or RNA sequence.

        1.10 "EFFECTIVE DATE" shall mean the date of this Agreement first written above.

        1.11 "FDA" shall mean the United States Food and Drug Administration.

        1.12 "FIELD OF USE" shall mean all internal research uses by P&GP of Gene Targets and the development and commercialization of those Therapeutic Products described in Section 1.40(a). All uses of Gene Targets as Protein Products, Therapeutic Products described in Section 1.40(b), Nucleic Acid Products or Diagnostic Products are excluded from the Field of Use.

        1.13 "FURTHER DEVELOPMENT" of a Gene Target as (i) a Therapeutic Product described in Section 1.40(a) shall mean the commencement of screening of a compound or compounds for the identification or development of such a Therapeutic Product; (ii) as a Protein Product, a Therapeutic Product described in Section 1.40(b), a Diagnostic Product or a Nucleic Acid

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       2.

Product shall mean further discovery research directed toward development of a Protein Product, such a Therapeutic Product, a Diagnostic Product or a Nucleic Acid Product, respectively.

        1.14 "GENE LOGIC SOFTWARE" shall mean Gene Logic's software programs for the analysis of gene expression and gene regulation and the identification and prioritization of genes as drug targets that are Controlled by Gene Logic as of the Effective Date or during the Research Term.

        1.15 "GENE LOGIC TECHNOLOGY" shall mean (a) all discoveries, inventions, information, data, know-how, trade secrets and materials (whether or not patentable) that are Controlled by Gene Logic as of the Effective Date or during the Research Term and that pertain to (i) Gene Logic's READS(TM) or MuST(TM) technologies, (ii) the Gene Logic Software or (iii) the database architecture and design of, and the analytical tools within, the Research Database, and (b) all Patent Rights or other intellectual property rights of Gene Logic covering the foregoing.

        1.16 "GENE PRODUCTS" shall mean all partial cDNAs, DNAs, genes, full length cDNAs corresponding thereto and proteins encoded therefrom.

        1.17 "GENE TARGET" shall have the meaning set forth in Section 2.6.

        1.18 "GENE TARGET KNOW-HOW" shall mean all discoveries, inventions, information, data, know-how, trade secrets and materials for the manufacture, use or sale of a Gene Target, that are necessary for the purposes of this Agreement and Controlled by Gene Logic during the Agreement Term, but excluding Gene Logic's Patent Rights.

        1.19 "HEART FAILURE" shall mean the inability of the heart to maintain a circulation sufficient to meet the needs of the body.

        1.20 "IND" shall mean an Investigational New Drug Application to the FDA to commence human clinical testing of a Product, as defined by the FDA, or the equivalent application in any other Major Market.

        1.21 "INITIAL COLLABORATION AGREEMENT" shall mean that certain Target Discovery Collaboration and License Agreement between P&GP and Gene Logic, dated May 27, 1997.

        1.22 "INVENTION(S)" shall have the meaning set forth in Section 4.1.

        1.23 "MAJOR MARKET" shall mean the European Union or any one or more of the following countries: the United States, Canada, United Kingdom, France, Germany, Italy or Japan.

        1.24 "NDA" shall mean a New Drug Application or Product License Application, as appropriate, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Products which are necessary for or included in FDA approval to market a Product, or the equivalent application in any other Major Market.





                                       3.

        1.25 "NET SALES" shall mean the gross invoices delivered by P&GP or its Affiliates or sublicensees, as appropriate, for the sale of a Product, less the following deductions:

                (1)Prompt payment or other trade or quantity discounts actually allowed and taken in such amounts as are customary in the trade;

                (2)Amounts repaid or credited by reason of timely rejections or returns;

                (3)Any sales or value-added taxes or any other taxes measured by the amount of sales or gross receipts due on the sale of a Product; and

                (4)Allowances for bad debt to the extent such amounts were previously invoiced and included in Net Sales for royalty purposes and were subsequently actually written off by P&GP; and

                (5)Rebates or discounts actually allowed and taken by government or other health care organizations, national or other health insurance schemes, Medicare and Medicaid and the like, state-based or other formularies and managed care organizations and discounts actually allowed and taken for special purchases made by hospitals or clinics.

        Notwithstanding the foregoing, Net Sales will not include amounts received by P&GP or its Affiliates for the transfer of Products among P&GP and its Affiliates whether for their internal use or for resale or other disposition.

        1.26 "NUCLEIC ACID PRODUCT" shall mean any gene therapy product or antisense product, in any dosage form or formulation by any route of administration, for the prevention or treatment of any disease or disorder which is or comprises any full, partial or modified RNA or DNA sequence corresponding to or complementary to a Gene Target RNA or DNA sequence.

        1.27 [...***...] shall have the meaning set forth in Section 4.5.

        1.28 "P&GP TECHNOLOGY" shall mean (a) all discoveries, inventions, information, data, know-how, trade secrets and materials (whether or not patentable) that are Controlled by P&GP as of the Effective Date or during the Research Term and that pertain to the Samples provided by P&GP or to other technology provided by P&GP to Gene Logic in the course of the Research Programs, and (b) all Patent Rights or other intellectual property rights of P&GP covering the foregoing.

        1.29 "PATENT RIGHT(S)" shall mean, with respect to Gene Logic or P&GP, all United States and foreign patents (including all reissues, extensions, confirmations, registrations, re-examinations, and inventor's certificates) and patent applications (including, without limitation, all substitutions, continuations, continuations-in-part and divisionals thereof) that are necessary for the purposes of this Agreement and Controlled by Gene Logic or P&GP at any time during the Agreement Term.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       4.

        1.30 "PRODUCT" shall mean a Therapeutic Product, Protein Product, Diagnostic Product or Nucleic Acid Product, as applicable.

        1.31 "PROTEIN PRODUCT" shall mean any product for the prevention or treatment of any disease or disorder, in any dosage form or formulation for delivery by any route of administration, which is or comprises a protein or peptide (excluding peptides discovered through screening of Gene Targets) encoded by the full, partial or mutated RNA or DNA sequence corresponding to a Gene Target RNA or DNA sequence (but excluding any such protein or peptide that has been substantially modified), including any therapeutic antibody.

        1.32 "REGULATORY APPROVAL" shall mean (i) approval of an NDA or comparable applicable filing by the FDA permitting commercial sale of a Product and (ii) any comparable approval permitting commercial sale of a Product granted by applicable authorities in any other Major Market.

        1.33 "RESEARCH DATABASES" shall mean the databases created by Gene Logic using the Gene Logic Technology pursuant to the Research Plans and containing all of the data derived from experiments conducted with respect to Samples.

        1.34 "RESEARCH PLANS" shall mean the plans for the creation and use of the Research Databases by the parties, as approved by the applicable RMC for any year of the Research Term.

        1.35 "RESEARCH PROGRAMS" shall mean the programs of research performed by the parties pursuant to Section 2 for the research, discovery and characterization of genes through the application of genomic technologies and bioinformatics to analyze Samples, and the use of such genes for the development and commercialization of Products. As used herein, the term "genomic technologies" shall mean, without limitation, technologies for the analysis of gene expression and gene regulation, hybridization array techniques, high speed sequencing and generation of expressed sequence tags.

        1.36 "RESEARCH TERM" shall mean the period (i) commencing on May 27, 1997 with respect to the Research Program initiated under the Initial Collaboration Agreement and on the Effective Date with respect to the Research Program conducted hereunder, and (ii) ending upon the third anniversary of the effective date, subject to extension or earlier termination as set forth herein.

        1.37 "RMC" shall mean a research management committee that manages a Research Program under this Agreement pursuant to Section 3.1.

        1.38 "SAMPLES" shall mean human or animal tissue samples or cell lines supplied by P&GP to Gene Logic for analyses pursuant to the Research Plan.

        1.39 "SCIENTIFIC FTE" shall mean the equivalent of a full-time researcher's or program manager's work time expended on activities pursuant to the Research Plans over a 12 month period (including normal vacations, sick days and holidays).



                                       5.

        1.40 "THERAPEUTIC PRODUCT" shall mean any product for the prevention or treatment of any disease or disorder, in any dosage form or formulation by any route of administration, which product is or comprises (a) a molecule, compound or other agent, regardless of its function or utility, which is discovered or whose utility is discovered utilizing, in whole or in part, a Gene Target, whether or not in the course of a Research Program, or (b) a protein or peptide encoded by the full, partial or mutated RNA or DNA sequence corresponding to a Gene Target RNA or DNA sequence, which protein or peptide has been substantially modified, and in each case excluding any Nucleic Acid Product, Diagnostic Product or Protein Product.

        1.41 "THIRD PARTY" shall mean any party other than P&GP or Gene Logic or an Affiliate of either of them.

2.      RESEARCH PROGRAMS

        2.1 UNDERTAKING AND SCOPE. The parties expect that, on an annual basis, they will conduct work in no more than two selected disease areas under this Agreement. The parties intend that the Research Programs will be primarily directed toward Heart Failure and osteoporosis. With respect to the Research Program in Heart Failure, the parties will continue to conduct work in accordance with the Research Plan under the Initial Collaboration Agreement. During the first 30 days after the Effective Date, the parties will work together to develop a Research Plan with respect to the Research Program in osteoporosis, with input as appropriate from Gene Logic. The RMC for such Research Program will review and, in its discretion, approve or modify the general direction of such Research Plan. The Research Plans will include such correspondence and other material of the parties documenting the parties' work to create the Research Databases. At least 60 days before each anniversary of the Effective Date during the Research Term, the CC will determine the direction of the Research Programs under this Agreement for the subsequent year. At least 30 days before each anniversary of the Effective Date during the Research Term, the parties will propose to the RMC Research Plans for the subsequent year's work under the Research Programs, and the RMC shall review, modify if appropriate, and approve such Research Plans by such anniversary. At any time, the RMC may modify or amend any such Research Plans as appropriate or necessary to reflect the parties' experiences in performing the Research Programs. Each party agrees to use all reasonable efforts to perform the activities detailed in the Research Plans in a professional and timely manner. The parties agree that the Research Programs will not include any research, discovery or development activities primarily directed toward the discovery and characterization of genes associated with the indications listed on Schedule 2.1 and that the collaboration between the parties contemplated by this Agreement will not cover the indications listed on Schedule 2.1.

        2.2 PERSONNEL AND RESOURCES. During the Research Term, each party agrees to commit the personnel, consultants, facilities, expertise, technology and other resources necessary to perform its obligations under the Research Plans; provided, however, that neither party warrants that the Research Programs shall achieve any of the research objectives contemplated by them. During the Research Term, P&GP and Gene Logic will each maintain the number of Scientific FTEs devoted to cooperative work as are required under the Research Plans; provided that such research support at Gene Logic shall not be fewer than [...***...] Scientific FTEs; provided


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       6.

further that the parties expect that there will be no fewer than [...***...] Scientific FTEs at Gene Logic devoted to work under each Research Plan, but the allocation of Scientific FTEs working on the Research Plans may be adjusted from time to time by the CC. However, said Scientific FTE support may be adjusted (either increased or decreased) upon mutual agreement of the parties. P&GP will provide funding to support Gene Logic's performance of its obligations under the Research Plans as set forth in Section 8.3.

        2.3 SAMPLES. P&GP shall supply Samples to Gene Logic, as well as background information with respect to such Samples and related experimental protocols, for Gene Logic to develop the Research Databases and otherwise carry out the purposes of this Agreement and the Research Plans. If necessary and desirable, P&GP and Gene Logic will establish collaborations to obtain Samples from Third Parties for analysis pursuant to the Research Plans; provided that Gene Logic will acquire Samples hereunder only upon prior written approval by P&GP. P&GP shall reimburse Gene Logic for any direct payments made by Gene Logic to Third Parties in connection with the acquisition of such Samples. Any Samples acquired by Gene Logic from a Third Party pursuant to this Section 2.3 shall be owned by Gene Logic.

        2.4 LINK TO RESEARCH DATABASES. P&GP will have access to the Research Databases through the secure internet link to the Research Databases at P&GP established under the Initial Collaboration Agreement. In the event that access to the link to the Research Databases is disrupted for a period of one working day or more, other than due to the fault of P&GP, then the period during which P&GP shall have access to the Research Databases under Section 5.1 shall be commensurately extended for a period equal to the number of full working days during which such access was disrupted.

        2.5 TERM OF THE RESEARCH PROGRAMS. Work under the Research Programs will continue under this Agreement, unless terminated earlier by either party pursuant to the terms of this Agreement or extended by mutual written agreement of the parties, until expiration of the Research Term.

        2.6 SELECTION OF GENE TARGETS.

                (a) Under the Research Programs, the parties will use reasonable efforts consistent with their respective obligations under the Research Plans to identify and prioritize Gene Products within the Research Databases as potential targets for the development of Products. Under the direction of the RMCs, Gene Logic will use commercially reasonable efforts, taking into account the number of Scientific FTEs allocated to work on the Research Plans, to obtain Gene Products and perform agreed upon functional assays on selected Gene Products of interest to P&GP. P&GP shall select certain of such Gene Products as targets for Further Development using information obtained from the Research Databases and other information available to P&GP, including, without limitation, through public DNA sequence databases and scientific publications. Any Gene Product identified in the Research Databases which P&GP uses in Further Development shall be a "Gene Target."


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       7.

                (b) Based upon P&GP's standard, internal research and development criteria, P&GP will, in its sole discretion, decide whether to commence Further Development with regard to a particular Gene Product. P&GP shall notify Gene Logic in writing and make the payment described in Section 8.4 prior to using any Gene Product in Further Development

                (c) If P&GP elects to pursue a Gene Product in Further Development within one year following expiration of the Research Term, P&GP agrees to notify Gene Logic in writing and make the payment described in Section
8.4 prior to using such Gene Product in Further Development. P&GP will be obligated to make the payments set forth in Sections 8.4, 8.5 and 9 with regard to such Gene Target.

        2.7 STANDSTILL AGREEMENT. Gene Logic agrees that, prior to [...***...], it will not conduct a research program, either alone or with any Third Party, that is primarily directed toward [...***...] for the purpose of identifying potential targets for screening.

3.      MANAGEMENT OF THE RESEARCH PROGRAMS

        3.1 RESEARCH MANAGEMENT COMMITTEES. The RMC appointed under the Initial Collaboration Agreement will be the RMC for the Research Program for Heart Failure. Promptly after the Effective Date, P&GP and Gene Logic will each appoint three representatives to the RMC for the Research Program for osteoporosis. Attached as Schedule 3.1 is a list of representatives the parties have appointed or intend to appoint to each RMC. One of the P&GP representatives shall be identified as chairman of each RMC. P&GP will determine the scientific priorities and direction of the work to be performed under the Research Plan, subject to discussion with Gene Logic. The RMC will review, direct and supervise all operational and scientific aspects related to the creation of the applicable Research Database. The duties of the RMC shall include approving the applicable Research Plan, monitoring the parties' progress under such Research Plan and evaluating the means through which P&GP has access to the applicable Research Database. Each RMC will meet quarterly, or more frequently if mutually agreed, and will alternate sites of meetings between Gene Logic's offices and P&GP's offices. Each RMC will otherwise communicate regularly by telephone, facsimile and video conference. Each party recognizes the importance of the RMCs in the success of the Research Programs and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the RMCs at any time upon giving written notice to the other party. Any disputes or disagreements within the RMC shall be resolved pursuant to Section 3.5.

        3.2 COLLABORATION COMMITTEE. Promptly after the Effective Date, P&GP and Gene Logic will each appoint four representatives to a collaboration committee (the "CC"). Attached as Schedule 3.2 is a list of representatives the parties intend to appoint to the CC. One of the P&GP representatives shall be identified as chairman of the CC. The CC will monitor and coordinate the overall collaborative activities of the parties under this Agreement. The duties of the CC shall include determining the direction of the Research Programs and the allocation of


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       8.

Scientific FTEs between such Research Programs. The CC will meet semi-annually, or more frequently if mutually agreed, and will alternate sites of meetings between Gene Logic's offices and P&GP's offices. Each party recognizes the importance of the CC in the success of the parties' collaborative efforts and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the CC at any time upon giving written notice to the other party. Any disputes or disagreements within the CC shall be resolved pursuant to
Section 3.5.

        3.3 ALLIANCE DIRECTORS. Each party shall designate one of its employees as an alliance director ("Alliance Director") for all of the activities contemplated under each Research Program. Such Alliance Directors will be responsible for the day-to-day coordination of the performance of the applicable Research Program and will serve to facilitate communication between the parties with respect thereto. Such Alliance Directors shall be experienced in managing research projects relevant to the applicable Research Program.

        3.4 MEETINGS. All committees created hereunder may meet by telephone or video conference or in person at such times as are agreeable to the members of such committee. Attendance at meetings shall be at the respective expense of the participating parties. The chairman of the applicable committee shall assure that agendas and minutes are prepared for each of its meetings. All actions taken and decisions made by any such committee shall be by unanimous agreement, subject to P&GP's rights to determine scientific priorities pursuant to Section
3.1. If personal attendance is not possible for valid reasons, voting by proxy is permissible.

        3.5 DISPUTE RESOLUTION. During the Research Term, disputes or disagreements between the parties arising hereunder will be referred to the applicable RMC or, with respect to disputes or disagreements relating to the overall collaborative activities of the parties under this Agreement, the CC. If the applicable RMC or the CC, as applicable, is unable to resolve, after 30 days, a dispute or disagreement regarding any issue presented to it or arising in it, or if the dispute or disagreement arises after the Research Term, such dispute will be referred to the Chief Executive Officer of Gene Logic and the Director, Research of P&GP for good faith resolution, for a period of 90 days. If such dispute is not resolved by the end of such 90-day period, then such issue shall be submitted for resolution through arbitration within 30 days after either party requests arbitration, according to the terms set forth in Section 13.

4.      PATENTS, KNOW-HOW RIGHTS AND INVENTIONS.

        4.1 OWNERSHIP OF INVENTIONS. Except as otherwise set forth herein, ownership of any inventions (whether or not patentable) that are conceived, generated or reduced to practice during the course of the Research Programs ("Inventions") shall be determined in accordance with United States laws of inventorship.

        4.2 OWNERSHIP OF GENE LOGIC TECHNOLOGY AND GENE LOGIC SOFTWARE. Subject to the grant of intellectual property rights to P&GP under the non-exclusive or exclusive licenses



                                       9.

granted under Section 5, Gene Logic shall own all rights to the Gene Logic Technology and the Gene Logic Software. The filing, prosecution and maintenance of Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to the Gene Logic Technology and the Gene Logic Software shall be the responsibility of, and at the discretion of, Gene Logic.

        4.3 OWNERSHIP OF IMPROVEMENTS TO GENE LOGIC TECHNOLOGY AND GENE LOGIC SOFTWARE. Gene Logic Technology and Gene Logic Software shall also include any enhancements or improvements to Gene Logic Technology and Gene Logic Software discovered by either party during the course of this Agreement. P&GP hereby irrevocably assigns to Gene Logic all right, title and interest in and to enhancements or improvements to such Gene Logic Technology and Gene Logic Software discovered by P&GP. If P&GP has any rights that cannot be assigned to Gene Logic, P&GP waives the enforcement of such rights, and if P&GP has any rights that cannot be assigned or waived, P&GP hereby grants to Gene Logic an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. The filing, prosecution and maintenance of such assigned or licensed Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to the enhancements or improvements to the Gene Logic Technology and Gene Logic Software shall be the responsibility of, and at the discretion of, Gene Logic.

        4.4 OWNERSHIP OF IMPROVEMENTS TO P&GP TECHNOLOGY. P&GP Technology shall also include any enhancements or improvements to the P&GP Technology discovered by either party during the course of this Agreement. Gene Logic hereby irrevocably assigns to P&GP all right, title and interest in and to enhancements or improvements to the P&GP Technology discovered by Gene Logic. If Gene Logic has any rights that cannot be assigned to P&GP, Gene Logic waives the enforcement of such rights, and if Gene Logic has any rights that cannot be assigned or waived, Gene Logic hereby grants to P&GP an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. The filing, prosecution and maintenance of such assigned or licensed Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to the enhancements or improvements to the P&GP Technology shall be the responsibility of, and at the discretion of, P&GP.

        4.5    OWNERSHIP OF CERTAIN INVENTIONS.

                (a) Subject to the grant of intellectual property rights to [...***...]. [...***...] hereby irrevocably assigns to [...***...] all right, title and interest of [...***...] in and to the [...***...]. If [...***...] has
any rights that cannot be assigned to [...***...], [...***...] waives the enforcement of such rights, and if [...***...] has any rights that cannot be assigned or waived, [...***...] hereby [...***...]. The filing, prosecution and maintenance of Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to such [...***...] shall be the responsibility of, and at the discretion of, [...***...]. In order to minimize redundant patent filings, [...***...] may notify [...***...] of the subject matter of any

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      10.

patent application it proposes to file with respect to a [...***...], and [...***...] agrees to [...***...] of whether [...***...] has previously filed a [...***...], has been granted rights by a Third Party under a published patent application or issued patent covering such subject matter.

                (b) With respect to Patent Rights, copyrights or other proprietary rights directed at the protection of the [...***...] will provide drafts of documents to be submitted to any governmental patent agency or other authority with respect to initial filings and other filings in the United States and Europe to [...***...] for review and comment prior to submission, and [...***...] shall offer its comments promptly. [...***...] will take [...***...] comments into consideration and will [...***...] to ensure that any filings with respect to such Patent Rights, copyrights or other proprietary rights preserve the rights to be granted to [...***...] as contemplated under this Section 4.5. If [...***...] files a patent application or makes any other filing to protect proprietary rights with respect to a [...***...] pursuant to this Section 4.5 and subsequently decides to discontinue prosecution and maintenance of such application or other filing, it will first give [...***...] prior notice of such decision and the opportunity to assume prosecution and maintenance of such patent application or other filing, [...***...] expense.

                (c) [...***...] hereby grants to [...***...], with right to [...***...](i) to [...***...] claimed therein for all research uses of such [...***...] subject to [...***...] right to use such [...***...] for its
[...***...] and subject to [...***...]; (ii) for all uses of such [...***...]
for the discovery, development and commercialization of [...***...] as [...***...] (iii) for all uses of such [...***...] for the discovery, development and commercialization of [...***...] as [...***...] and (iv) for all uses of such [...***...] for the discovery, development and commercialization of [...***...] as [...***...] subject to [...***...]. All rights under such Patent Rights and other proprietary rights which are not subject to the license granted [...***...] under this Section 4.5(c) shall be retained by [...***...].

        4.6    PATENT PROTECTION.

                (a) SOLELY OWNED INVENTIONS. The party designated as responsible for the filing, prosecution and maintenance of Patent Rights and other proprietary rights pursuant to Section 4.2, 4.3, 4.4 or 4.5, as applicable, or the owner of the applicable Invention if not otherwise indicated (the "Responsible Party") shall have the right, at its option and expense, to prepare, file and prosecute any patent applications or other appropriate filings with respect to the
                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      11.

matters described in the respective sections and to maintain any patents, copyrights or other similar rights issued thereon.

                (b) JOINTLY OWNED INVENTIONS. Subject to Section 4.6(e), the parties shall decide which party shall be the Responsible Party for preparing, filing and prosecuting any patent applications or other appropriate filings with respect any Invention that is owned jointly by the parties ("Joint Invention") and maintaining any patents, copyrights or other similar rights issued thereon, using patent counsel reasonably acceptable to the other party, and the parties shall share equally the out-of-pocket expenses for such preparation, filing, prosecution and maintenance; provided that P&GP will be the Responsible Party, at its own expense, for preparing, filing and prosecuting any patent applications or other appropriate filings with respect to Joint Inventions of Gene Targets and maintaining any patents, copyrights or other similar rights issued thereon.

                (c) COOPERATION. Each party agrees to cooperate, both during and after the Agreement Term, with the Responsible Party in the preparation and prosecution of all patent applications or other appropriate filings contemplated by this Agreement or the Initial Collaboration Agreement and in the maintenance of any patents, copyrights or other similar rights issued thereon; provided, however, that, following the Research Term, the Responsible Party shall reimburse the other party for its out-of-pocket expenses incurred in connection with such cooperation. Such cooperation will include the execution of all documents necessary or desirable for the Responsible Party to fulfill its obligations hereunder. In particular, if necessary, P&GP agrees to provide background information in support of the preparation and prosecution of such patent applications or other filings regarding mRNA source (the identity of the cell or tissue and mode of activation, if any, of the cell or tissue, from which the mRNA has been prepared).

                (d) COMMUNICATION REGARDING PATENT PROTECTION. The Responsible Party will prepare, prosecute and maintain (and shall keep the other party currently informed of all steps to be taken in such preparation, prosecution and maintenance of) all Patent Rights, copyrights or other similar rights with respect to which it is responsible and shall furnish the other party with copies of documentation of such Patent Rights, copyrights or other similar rights and other related correspondence relating thereto with respect to which it is responsible to and from governmental patent agencies or other authorities and permit the other party to offer its comments thereon before the Responsible Party makes a submission to a governmental patent agency or other authority which could materially affect the scope or validity of the patent coverage that may result. The other party shall offer its comments promptly.

                (e) BACK-UP RIGHTS FOR JOINT INVENTIONS. If the Responsible Party with respect to any Joint Invention decides to abandon or not to pursue prosecution of any Patent Right which claims such Joint Invention, it shall permit the other party, at its option and expense, to undertake such obligations. The party not undertaking such actions shall fully cooperate with the other party and shall provide to the other party whatever assignments and other documents that may be needed in connection therewith.



                                      12.

                (f) REIMBURSEMENT FOR CERTAIN PATENT EXPENSES. In the event that P&GP receives the grant pursuant to Section 5.3(b) of an exclusive license to Patent Rights and other proprietary rights based upon data provided by a Third Party, P&GP shall reimburse Gene Logic for out-of-pocket expenses with respect to such Patent Rights and other proprietary rights incurred by Gene Logic during the term of such license within 30 days of receipt of an invoice therefor; provided that, if other parties have rights under such Patent Rights and other proprietary rights for protein, diagnostic, gene therapy or antisense uses, P&GP shall only be required to reimburse Gene Logic for P&GP's proportional share of such out-of-pocket expenses with respect to such Patent Rights and other proprietary rights.

        4.7 INFRINGEMENT BY THIRD PARTIES. In the event Gene Logic or P&GP becomes aware of any actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right of either party which claims an Invention or Joint Invention, that party shall promptly notify the other party, and the parties shall (a) promptly discuss how to proceed in connection with such actual or threatened infringement and (b) use their best efforts in cooperating with each other to terminate such infringement without litigation, as appropriate and commercially reasonable. Gene Logic shall have the right, at its option and expense, to determine how to proceed in connection with any such actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right with respect to which Gene Logic is the Responsible Party, and P&GP shall have the right, at its option and expense, to determine how to proceed in connection with any such actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right with respect to which P&GP is the Responsible Party. Notwithstanding the foregoing, in the event of any actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right which claims a [...***...], which infringement interferes with any of the rights granted to [...***...] under Section 4.5(c) but does not interfere with [...***...] use of such Patent Right, copyright, trademark, trade secret or other intellectual property right, then Gene Logic[...***...] shall have the right, at its option and expense, to determine how to proceed in connection with any such actual or threatened infringement. If either party commences any actions or proceedings (legal or otherwise) pursuant to this Section 4.7, it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal unless commercially reasonable to do so without giving the other party the right to take over the prosecuting party's conduct at such other party's own expense. Neither party shall have the right to settle any patent infringement litigation under this Section 4.7 in a manner that diminishes the rights or interests of the other party without the consent of such other party. Any recovery realized as a result of any patent infringement action under this Section 4.7 shall belong to the party who brought the action.

        4.8 ALLEGATIONS OF INFRINGEMENT BY THIRD PARTIES.

                (a) The parties acknowledge that, in order to exploit the rights contained herein, P&GP may require licenses under Third Party patent rights that may be infringed by the use by P&GP of the rights granted herein and it is hereby agreed that it shall be P&GP's responsibility to satisfy itself as to the need for such licenses (other than licenses to Third Party

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      13.

patent rights that are infringed by the Gene Logic Technology) and, if necessary, to obtain such licenses.

                (b) P&GP shall be solely responsible for any threatened or actual claims for Third Party patent infringement or other Third Party intellectual property right arising out of the manufacture, use, sale or importation of a Product sold by P&GP, its Affiliates or sublicensees. Upon receiving notice of such actual or threatened claims, P&GP shall promptly meet with Gene Logic to discuss the course of action to be taken to resolve or defend any such infringement litigation; however, the final course of action will be at P&GP's discretion.

5.      LICENSES

        5.1 RESEARCH DATABASE LICENSE TO P&GP. Subject to the terms and conditions of this Agreement and except as provided in Section 2.1, Gene Logic hereby grants to P&GP an exclusive, worldwide license to use the Research Databases solely for its internal research purposes to identify Gene Targets during the Research Term. P&GP will have no right to sublicense to Third Parties under such rights and, except for disclosure to P&GP employees and consultants to the extent permitted under Section 10.3, shall not provide the Research Databases or any Gene Logic Technology or Gene Logic Software with respect thereto to any Third Party without prior written consent of Gene Logic.

        5.2 LICENSE OF SAMPLES TO GENE LOGIC. P&GP hereby grants to Gene Logic a non-exclusive, perpetual, fully-paid, worldwide license to use and analyze the Samples provided by P&GP and the data and progeny derived therefrom.

        5.3 GENE TARGET LICENSE TO P&GP. Subject to the terms and conditions of this Agreement, with respect to each Gene Target for which P&GP has paid the fee described in Section 8.4:

                (a) Gene Logic hereby grants and agrees to grant to P&GP a non-exclusive, worldwide license (without the right to sublicense) under the Patent Rights and Gene Target Know-How Controlled by Gene Logic, if any, to use such Gene Target in the Field of Use; and

                (b) If P&GP has requested rights to such Gene Target in an Additional Field of Use under Section 8.4 and provided that Gene Logic has not previously granted an exclusive license or right to such Gene Target to a Third Party in such Additional Field of Use, Gene Logic hereby grants and agrees to grant to P&GP an exclusive, worldwide license (with the right to sublicense) under the Patent Rights and Gene Target Know-How Controlled by Gene Logic, if any, to develop, make, have made, use, import, offer for sale and sell such Gene Target in such Additional Product Field of Use.

        5.4 GENE LOGIC RIGHT OF FIRST NEGOTIATION. To the extent that P&GP has obtained an exclusive license under Section 5.3(b) in the applicable Additional Field of Use, P&GP shall provide at least [...***...] prior written notice of its intent to license rights to any Protein Product, Therapeutic Product described in Section 1.40(b), Diagnostic Product or Nucleic Acid Product


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      14.

under this Agreement (a "Sublicensed Product') that P&GP proposes not to commercialize itself and to sublicense to a Third Party. P&GP grants to Gene Logic a right of first negotiation to obtain an exclusive, worldwide license under all applicable Patent Rights and other intellectual property of P&GP to make, have made, use, sell, offer for sale and import the Sublicensed Product upon commercially reasonable terms to be negotiated in good faith by the parties. Gene Logic may exercise such right of first negotiation upon written notice to P&GP within [...***...] after receipt of notice from P&GP. In the event the parties are unable to reach agreement on the terms of such a license within a [...***...] period following the notice by Gene Logic, the parties shall have no further obligation under this Section 5.4 with respect to a license to such Sublicensed Product.

        5.5 RETAINED RIGHTS. Upon termination of P&GP's rights to use the Research Databases and the Gene Logic Software, except with respect to any Gene Target being pursued in Further Development by P&GP in accordance with this Agreement, all rights to all Gene Products and related information will revert to Gene Logic.

6.      DILIGENCE AND GENE TARGET LICENSE TERMINATION.

        6.1 DILIGENCE.

                (a) During the Research Term, Gene Logic shall use commercially reasonable and diligent efforts, consistent with the Research Plans and milestones thereof, to perform analysis of the Samples utilizing the Gene Logic Technology to develop the Research Databases. For purposes of this Agreement, "commercially reasonable and diligent efforts" will mean, unless the parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other research efforts and to products of similar scientific and commercial potential within such party's relevant research programs and product lines.

                (b) During the Research Term, P&GP shall use commercially reasonable and diligent efforts to conduct active, ongoing research activities utilizing the Research Databases.

                (c) Without limiting the foregoing, P&GP (or its Affiliates or sublicensees) shall use commercially reasonable and diligent efforts to develop and commercialize any Protein Products, Therapeutic Products described in
Section 1.40(b), Diagnostic Products and Nucleic Acid Products to which it has rights under this Agreement. Gene Logic may provide [...***...] written notice to P&GP if in its opinion, P&GP (or its Affiliates or sublicensees) is not using commercially reasonable and diligent efforts with regard to a Protein Product, Therapeutic Product described in Section 1.40(b), Diagnostic Product or Nucleic Acid Product, whereupon the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within [...***...] after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution according to the terms set forth in Section 13.

                (d) In addition, in the event that P&GP (and its Affiliates or sublicensees) elects not to pursue the development or commercialization of any Protein Product, Therapeutic


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      15.

Product described in Section 1.40(b), Diagnostic Product or Nucleic Acid Product, to which it has rights under to this Agreement for any reason, P&GP shall promptly notify Gene Logic thereof, and, upon such notice, the exclusive license granted to P&GP pursuant to Section 5.3(b) with respect to the applicable Gene Target in the applicable Additional Field of Use on a worldwide basis will be terminated.

7.      REPORTING OBLIGATIONS.

        7.1 INFORMATION AND REPORTS CONCERNING THE RESEARCH PROGRAMS. All information, technology or inventions relating to the Samples and the analysis of such Samples made by either party in the course of the Research Programs will be promptly disclosed to the other as necessary to enable the parties to conduct the Research Programs, with significant discoveries or advances being communicated as soon as practicable after such information is obtained or its significance is appreciated. Each RMC shall produce a written report at least quarterly presenting a meaningful summary of their activities performed under this Agreement during the Research Term.

        7.2 DILIGENCE REPORTS. P&GP hereby agrees to keep Gene Logic informed on a reasonable basis of its efforts to select Gene Targets and to develop Products, and to provide written reports to Gene Logic on a semi-annual basis (the "Diligence Reports"). The Diligence Reports shall provide, as applicable, the following information: (i) a listing of the Gene Products which P&GP has identified as prospects for Further Development, (ii) P&GP's progress toward selection of particular Gene Products for Further Development, (iii) P&GP's plans for Further Development with regard to selected Gene Targets, (iv) P&GP's progress in screening, pre-clinical or clinical development for Gene Targets, and (v) P&GP's progress in lead optimization and pre-clinical or clinical development of lead compounds identified through the use of Gene Targets.

8.      PAYMENTS AND ROYALTIES.

        8.1 OPTION EXERCISE FEE. P&GP has paid to Gene Logic upon execution of the Letter Agreement a non-refundable option exercise fee of [...***...] to expand the collaborative efforts of the parties under this Agreement for all fields, except as provided in Section 2.1, of which [...***...] was paid in cash and [...***...] was paid with a non-interest bearing promissory note.

        8.2 TECHNOLOGY ACCESS AND DATABASE FEE. P&GP shall pay Gene Logic a technology access and database fee in two [...***...] installments for access to the Research Databases for all fields, except as provided in Section 2.1, (a) for the period from the Effective Date through [...***...] which fee shall be paid on [...***...] and (b) for the period from [...***...] through [...***...], which fee shall be paid on [...***...]. If the Research Term with respect to a Research Program is terminated prior to the end of the period described in subsection (a) or (b) above, P&GP shall, within [...***...] days following such termination, pay Gene Logic a pro rata portion of the unpaid technology access and database fee with respect to such Research Program for such partial period under subsection (a)


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      16.

or (b), as applicable, calculated by multiplying [...***...] by a fraction the numerator of which is the number of days from and including the first day of the period under subsection (a) or (b), as applicable, through the effective date of such termination and the denominator of which is the total number of days in the period under subsection (a) or (b) as applicable.

        8.3 RESEARCH SUPPORT.

                (a) During the Research Term, P&GP shall provide Gene Logic with financial support for the Research Programs for Gene Logic's Scientific FTEs at a rate of [...***...] per Scientific FTE. The Scientific FTE payment rate payable pursuant to this Section 8.3(a) shall be reevaluated [...***...] and adjusted in proportion to the percentage increase for the [...***...] of that year in the Consumer Price Index of all urban consumers as provided by the U.S. Bureau of Labor Statistics. The number of Scientific FTEs for each year of the Research Term will be set forth in the applicable Research Plan; provided that such research funding shall not support fewer than the number of Scientific FTEs specified in Section 2.2 in any one year period during the Research Term or at such lower level as the parties may mutually agree taking into account the work to be accomplished pursuant to the Research Plans.

                (b) The research funding to be provided pursuant to Section 8.3(a) shall be made in four quarterly payments during each year of the Research Term. Such payments shall be payable in advance and shall be made within 30 days from the receipt of an invoice therefor.

        8.4 GENE TARGET FEES. P&GP shall pay [...***...] to Gene Logic for each Gene Product which P&GP selects for Further Development pursuant to Section 2.6. The [...***...] payment shall be made to Gene Logic prior to commencement of Further Development using such Gene Product. At the time of such payment or at any time thereafter until the first anniversary of the expiration of the Research Term so long as P&GP retains a license under Section 5.3(a) to such Gene Target, P&GP will notify Gene Logic in writing of whether it wishes to obtain rights to such Gene Target in an Additional Field of Use.

        8.5 ROYALTIES PAYABLE BY P&GP.

                (a) P&GP will pay Gene Logic royalties at the following rates on Net Sales of each Therapeutic Product, Nucleic Acid Product and Protein Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement:


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      17.

                                                        THERAPEUTIC PRODUCT
                                                          OR NUCLEIC ACID       PROTEIN
     ANNUAL (CALENDAR YEAR) WORLDWIDE NET SALES              PRODUCT            PRODUCT
    [...***...]...........................................  [...***...]       [...***...]
    [...***...]...........................................  [...***...]       [...***...]
    [...***...]...........................................  [...***...]       [...***...]
    [...***...]...........................................  [...***...]       [...***...]

                (b) P&GP shall pay Gene Logic a [...***...] royalty on annual (calendar year) Net Sales of each Diagnostic Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement.

                (c) Net Sales shall be calculated on a calendar year basis. A sample royalty calculation is set forth on Schedule 8.5.

                (d) P&GP shall remain responsible for all royalty payments payable to Gene Logic pursuant to this Section 8 whether P&GP or its Affiliates or sublicensees generate Net Sales.

                (e) In the event that P&GP obtains a license under any Third Party patent rights to a Gene Target required to make, have made, use, sell, offer to sell or import any Protein Product or Nucleic Acid Product, the royalty payable to Gene Logic under this Section 8.5 for any payment period will be reduced by an amount equal to [...***...] of royalties actually paid by P&GP to such Third Party for such period; provided that, in no event shall the royalty payable to Gene Logic be reduced to less than [...***...] of the applicable royalty rate set forth above for such period.

                (f) Royalties shall be payable on all Net Sales of any Product for the period of time commencing on the date such Product is first sold commercially in any country and ending, on a country-by-country basis, upon the later of (i) 10 years from the date of such first commercial sale of such Product in such country, or (ii) the expiration of the last to expire of P&GP's or Gene Logic's Patent Rights covering such Product in such country; provided that, if there are multiple Products derived from a single Gene Target, then the maximum amount of time that royalties will be payable upon such Products will be 20 years from the date of filing the patent covering the first such Product or the filing of any continuation or continuation-in-part covering the first such Product.

        8.6 CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by Gene Logic. All amounts payable by P&GP to Gene Logic pursuant to this Section 8 shall be non-refundable and non-creditable against any other payments due under this Agreement. Royalties shall be determined by first converting Net Sales in the currency of the country in which they are earned to equivalent United States dollars and then applying the applicable royalty rates to converted worldwide sales. The conversion rate used in such conversion shall be the average of the


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      18.

conversion rates for the currencies involved as quoted by The Wall Street Journal (or, if not available, by Citibank (or its successor in interest) in New York, New York) for the quarter in which the royalties were earned.

        8.7 PAYMENT AND REPORTING. All amounts payable by P&GP to Gene Logic pursuant to Section 8 shall be made by wire transfer pursuant to the instructions set forth on Schedule 8.7. By April 15th of each calendar year, P&GP will communicate to Gene Logic a forecast of Net Sales for each Product to be sold pursuant to this Agreement in a given calendar year on a country-by-country basis, including a calculation of the forecasted royalty amount for each Product starting the quarter in which the first commercial sale is made for such Product. P&GP will communicate actual calculated royalties on a country-by-country basis in a report along with payment of such royalties, no later than 60 days from the end of each quarter.

        8.8 RECORDS AND AUDITS. P&GP shall keep complete and accurate records pertaining to the development (to the extent necessary to confirm payments required to be made hereunder) and sale or other disposition of Products in sufficient detail to permit Gene Logic to confirm the accuracy of all payments due hereunder. Gene Logic shall have the right to cause an independent, certified public accountant reasonably acceptable to P&GP to audit such records to confirm Net Sales and royalty and other payments for the preceding year. Such audits may be exercised during normal business hours once a year upon at least 30 working days' prior written notice to P&GP, and the same data may be audited only once. Gene Logic shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the Net Sales or royalties or other payments due under this Agreement. In such case, P&GP shall bear the full cost of such audit and Gene Logic shall have the right to audit all prior years not previously audited, limited to the three previous years.

9.      MILESTONES.

        9.1 MILESTONES FOR THERAPEUTIC PRODUCTS, PROTEIN PRODUCTS AND NUCLEIC ACID PRODUCTS. P&GP shall pay Gene Logic the following amounts with respect to each Therapeutic Product, each Protein Product and each Nucleic Acid Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement with respect to which each stated milestone is achieved, within 30 days following the achievement of such milestone:

               (a)    [...***...] (subject to the limitations
                      set forth below)...............................[...***...]

                      [...***...]....................................[...***...]

               (b)    [...***...]....................................[...***...]

                      [...***...]....................................[...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      19.

        With regard to amounts payable pursuant to Section 9.1(a), P&GP will not be obligated to pay Gene Logic additional [...***...] milestone payments for subsequent [...***...].

        9.2 MILESTONES FOR DIAGNOSTIC PRODUCTS. P&GP shall pay Gene Logic the following amounts with respect to each Diagnostic Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement with respect to which each stated milestone is achieved, within 30 days following the achievement of such milestone:

               (a)    [...***...]....................................[...***...]

               (b)    [...***...]....................................[...***...]

        9.3 MILESTONE PAYMENTS. Milestone payments made under this section shall be non-refundable and non-creditable against any other payments due under this Agreement. All such payments shall be made by wire transfer pursuant to the instructions set forth on Schedule 8.7.

10.     CONFIDENTIALITY AND SECURITY.

        10.1 SECURITY OF RESEARCH DATABASES AND GENE LOGIC SOFTWARE. The parties agree that the following additional terms and conditions apply to the information and data contained in or derived from the Research Databases that are disclosed and Gene Logic Software that is provided under the provisions of this Agreement:

                (a) P&GP may use the Research Databases and the Gene Logic Software only for its own internal use in secure work facilities by authorized personnel and shall not make any copies of the Research Databases or the Gene Logic Software.

                (b) P&GP will be provided with access to the Research Databases and the Gene Logic Software only through a secure, encrypted link to Gene Logic's computer system.

                (c) P&GP will promptly notify Gene Logic of any (i) loss, theft or unauthorized disclosure of information or data derived from the Research Databases or the Gene Logic Software and (ii) unauthorized access to the Research Databases or the Gene Logic Software.

                (d) Upon termination of the Research Programs as provided in
Section 2.5, P&GP shall immediately discontinue use of the Research Databases, and of any information or data derived from the Research Databases (except for Gene Targets that are the subject of the licenses as set forth in Section 5.3), or use of the Gene Logic Software, as applicable, and P&GP shall (i) cooperate with Gene Logic to terminate the encrypted link to Gene Logic's computer system and (ii) promptly deliver to Gene Logic copies of any information and data derived from the Research Databases or the Gene Logic Software, as applicable.


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      20.

        10.2 CONFIDENTIALITY.

                (a) Except as specifically permitted hereunder, each party hereby agrees to hold in confidence and not use on behalf of itself or others all technology, data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies, know-how and trade secrets provided by the other party (the "Disclosing Party") from the date of that certain confidentiality agreement between the parties dated February 27, 1997 and through the end of the Agreement Term and all data, results and information developed pursuant to the Research Programs and solely owned by the Disclosing Party or jointly owned by the parties (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

                        (i) information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates;

                        (ii) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

                        (iii) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records;

                        (iv) information that is required to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure; and

                        (v) information which has been independently developed by the non-Disclosing Party without the aid or use of Confidential Information as shown by competent written evidence.

                (b) The obligations of this Section 10.2 shall survive the expiration or termination of this Agreement for a period of 10 years.

        10.3 PERMITTED DISCLOSURES. Confidential Information may be disclosed to employees, agents, consultants or sublicensees of the non-Disclosing Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior agreement from its employees, agents, consultants and sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants and sublicensees do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each party may disclose the terms of this Agreement to lenders, investment



                                      21.

bankers and other financial institutions of its choice solely for purposes of financing the business operations of such party either (i) upon the written consent of the other party or (ii) if the disclosing party obtains a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Section
10. Further, Confidential Information may be disclosed in patent applications included in Patent Rights filed in accordance with Section 4.6.

        10.4 PUBLICITY. The parties agree that a press release announcing the matters covered by this Agreement will be prepared in advance and will be subject to the mutual approval of the parties, which approval will not unreasonably be withheld; provided, however, that either party may (i) publicize the existence and general subject matter of this Agreement consistent with previous press releases and statements without the other party's approval and
(ii) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws.

        10.5 PUBLICATION. The parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, prior to any public disclosure of such results, the party proposing disclosure shall send the other party a copy of the information to be disclosed, and shall allow the other party 30 days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing party. The party proposing disclosure shall be free to proceed with the disclosure unless prior to the expiration of such 30-day period the non-disclosing party notifies the other party that the disclosure contains subject matter for which patent protection should be sought or Confidential Information of the non-disclosing party, and the party proposing publication shall then delay public disclosure of the information for an additional period of up to three months to permit the preparation and filing of a patent application on the subject matter to be disclosed or for the parties to determine a mutually acceptable modification to such publication to protect the Confidential Information of the non-disclosing party adequately. The party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.

11.     REPRESENTATIONS AND WARRANTIES.

        11.1 LEGAL AUTHORITY. Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

        11.2 VALID LICENSES. Each party represents and warrants that it has authority to grant the rights and licenses set forth in this Agreement.

        11.3 NO CONFLICTS. Each party represents and warrants that as of the date of this Agreement it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or By-Laws, which



                                      22.

in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

        11.4 DISCLAIMER. Except as expressly set forth in this Agreement, EACH PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INFORMATION, MATERIALS, SOFTWARE AND OTHER TECHNOLOGY PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY. NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND AS TO THE PATENTABILITY OF ANY DISCOVERY MADE OR TECHNOLOGY DEVELOPED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAM UTILIZING NEW TECHNOLOGIES AND THAT NO WARRANTY IS MADE AS TO THE UTILITY OF ANY INFORMATION, MATERIALS, SOFTWARE OR OTHER TECHNOLOGY PROVIDED HEREUNDER.

12.     TERM; TERMINATION.

        12.1 TERM. The term of this Agreement shall commence upon the Effective Date and shall expire upon the expiration of all royalty obligations set forth in Section 8.5.

        12.2   TERMINATION FOR BREACH.

        (a) BREACH BY GENE LOGIC. If Gene Logic breaches a material term of this Agreement at any time, and has not cured such breach within 60 days after written notice thereof from P&GP, then P&GP shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 14.11 and subject to the following: (i) the licenses granted to P&GP under Section 5 shall remain in full force and effect for so long as P&GP is not in breach of its obligations to Gene Logic under this Agreement, (ii) the right of first negotiation granted to Gene Logic pursuant to Section 5.4 shall terminate and (iii) Gene Logic shall return to P&GP all Confidential Information of P&GP.

        (b) BREACH BY P&GP. If P&GP breaches a material term of this Agreement at any time, and has not cured such breach within 60 days (or within 15 days in the event of a material breach by P&GP of its obligations to make any payments due pursuant to Sections 8 and 9) after written notice thereof from Gene Logic, then Gene Logic shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 14.11 and subject to the following: (i) the licenses granted to P&GP pursuant to Section
5.1 shall terminate, (ii) the licenses granted to P&GP pursuant to Section 5.3 shall terminate, and (iii) P&GP shall return to Gene Logic all Confidential Information of Gene Logic. In the event of an uncured material breach by P&GP of its obligations to pay any royalties due and owing with respect to a Product pursuant to Section 8, if Gene Logic terminates the licenses it has granted to P&GP pursuant to



                                      23.

Section 5 in respect of such Product, at Gene Logic's request, P&GP shall grant to Gene Logic an exclusive (even as to P&GP) worldwide license (with the right to sublicense) to such Product, to the extent necessary to make, use or sell such Product subject to payment of a royalty to P&GP on Net Sales of such Product (the parties shall negotiate a commercially reasonable royalty rate to be paid by Gene Logic based upon the value of P&GP's Patent Rights covering such Product), and shall further assign to Gene Logic all Regulatory Approvals (to the extent permitted by law) in such countries.

                (c) RESOLUTION OF DISPUTES. If a dispute arises between the parties relating to the grounds for the termination under this Section 12.2, the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within 30 days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution through arbitration, according to the terms set forth in Section 13.

        12.3 EFFECT OF BANKRUPTCY. If, during the Research Term, either party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the Research Term and the entirety of this Agreement may be immediately terminated by the other party. In addition, in the event that Gene Logic files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the parties hereby acknowledge and agree that P&GP will have right of access to the Research Databases consistent with the terms of this Agreement for purposes of 11 U.S.C. Section 365(n).

        12.4 REMEDIES. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

13.     ARBITRATION.

        13.1 ARBITRATION. Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association.

        13.2 PROCEDURE. Upon request by either party, arbitration will be by a panel of three arbitrators within 30 days of such arbitration request. Each party shall select one arbitrator and the third shall be mutually agreed upon in writing by both parties. In any such arbitration, Gene Logic and P&GP shall select a panel with relevant experience in the pharmaceutical industry. Judgment upon the award rendered by the panel shall be final and nonappealable and may be entered in any court having jurisdiction thereof.



                                      24.

        13.3 DISCOVERY. The parties shall be entitled to all discovery in like manner as if the arbitration were a civil suit in the Delaware Superior Court.

        13.4 LOCATION. Any arbitration shall be held in Wilmington, Delaware unless the parties hereto mutually agree in writing to another place.

14.     GENERAL PROVISIONS

        14.1 MUTUAL INDEMNIFICATION. Each party agrees to defend, indemnify and hold harmless the other party and its Affiliates, employees, agents, officers, directors and permitted from and against any judgments, settlements, damages, awards, costs (including attorneys' fees and costs) and other expenses arising out of any claims, actions or other proceedings by a Third Party (collectively a "Claim") arising out of or resulting from the development, manufacture, use, promotion, marketing, handling, storage or sale of any Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party claiming a right of indemnification under this Section
14.1. In the event either party seeks indemnification under this Section 14.1, it shall inform the other party of a Claim as soon as reasonably practicable after it receives notice of the Claim, shall permit the other party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other party) in the defense of the Claim. The obligations set forth in this section shall survive the expiration or termination of this Agreement.

        14.2 ASSIGNMENT. This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except a party may make such an assignment without the other party's consent to Affiliates or to a successor to substantially all of the pharmaceutical business of such party, whether in merger, sale of stock, sale of assets or other transaction; provided, however, that in the event of such transaction, no intellectual property rights of any Affiliate or Third Party that is an acquiring party shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns.

        14.3   CHANGE OF CONTROL.

                (a) In the event of a Change in Control, as that term is defined in Section 14.3(b), of one party under this Agreement (the "Acquired Company") during the Research Term (as may be extended), then the Acquired Company shall notify the other party of any such Change of Control as soon as the Change in Control may publicly be announced. In the event that the Acquired Company is acquired by a Third Party that (i) in the good faith determination of the Board of Directors of the other party (the "Electing Company"), is a competitor of the Electing Company in the fields being pursued under the Research Programs, or
(ii) has announced its intention to cease operations of the Acquired Company, then the Electing Company shall have the right to give notice to the Acquired Company within 60 days after receipt of the Acquired Company's notification that the Electing Company elects not to continue the Collaboration (the "Discontinuation Notice"). Within 30 days after receipt of the



                                      25.

Discontinuation Notice, determination of the Change of Control Fee pursuant to
Section 14.3(c) will be made and such Change of Control Fee will be paid to the Electing Company by the Acquired Company or its acquiror. In addition, in the event that P&GP is the Electing Company, P&GP will continue to have access to the Research Databases, on an exclusive basis solely for research purposes to identify Gene Targets for one year after the date of payment of the Change of Control Fee and will have a license under Section 5.3 to Gene Targets selected on or prior to the end of such one-year period subject to P&GP's obligation to make all required payments to Gene Logic (or its successor in interest) hereunder.

                (b) For purposes of this Agreement, a "Change in Control" of a company shall be deemed to have occurred in the event of (i) a merger or consolidation of the company with another corporation, not including any merger or consolidation if immediately thereafter the stockholders of the company immediately before such transaction own shares representing more than 50% of the outstanding voting securities of the surviving corporation, (ii) a sale of shares by the stockholders of the company if immediately thereafter the stockholders of the company immediately before such sale own shares representing 50% or less of the outstanding voting securities of the surviving corporation, or (iii) a sale of all or substantially all of the company's assets. Notwithstanding the foregoing, The Procter & Gamble Company directly or indirectly must have at least [...***...] of the combined voting power of P&GP's outstanding voting securities, otherwise there shall be a Change of Control of P&GP.

                (c) The "Change of Control Fee" shall be determined as follows:
As of the date of the Discontinuation Notice, the parties shall determine (i) the [...***...] and (ii) the [...***...]. The Change of Control Fee shall be calculated by subtracting [...***...] from [...***...] and multiplying [...***...].

        14.4 NON-WAIVER. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

        14.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law.

        14.6 PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      26.

        14.7 NOTICE. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered,
(ii) delivered by a nationally recognized overnight courier, (iii) delivered by certified mail, postage prepaid, return receipt requested or (iv) delivered via facsimile, with receipt confirmed, to the party at the address set forth below for such party:

        To P&GP:                             To Gene Logic:

        8700 Mason-Montgomery Road           708 Quince Orchard Road
        Mason, Ohio  45040                   Gaithersburg, Maryland  20878
        Attn:  Director, Research P&GP       Attn:  President
        Phone:  (513) 622-3067               Phone:  (301) 987-1700
        Fax:  (513) 622-1264                 Fax:  (301) 987-1701

        with a copy to:                      with a copy to:

        Legal Department                     L. Kay Chandler, Esq.
        8700 Mason-Montgomery Road           Cooley Godward LLP
        Mason, Ohio  45040                   4365 Executive Dr., Suite 1100
                                             San Diego, CA  92121
        Phone:  (513) 622-3950               Phone:  (619) 550-6000
        Fax:  (513) 622-0270                 Fax:  (619) 453-3555

or to such other address as to which the party has given written notice thereof. Such notices shall be deemed given upon receipt.

        14.8 HEADINGS. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

        14.9 NO IMPLIED LICENSES OR WARRANTIES. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither party warrants that (i) the Research Programs shall achieve any of the research objectives contemplated by them or (ii) any clinical or other studies will be successful.

        14.10 FORCE MAJEURE. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and labor lockouts;



                                      27.

provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

        14.11 SURVIVAL. Sections 4.1, 4.2, 4.3, 4.4, 4.5, 5.2, 10.2, 11, 12.2
(including the provisions therein that are contemplated to continue following termination) 13, 14.1, 14.5 and 14.11 shall survive the termination or expiration of this Agreement.

        14.12 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof.

        14.13 AMENDMENTS. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

        14.14 INDEPENDENT CONTRACTORS. It is understood that both parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party hereto is to be considered the agent or partner of the other party for any purpose whatsoever. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

        14.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



                                      28.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GENE LOGIC INC.                             PROCTER & GAMBLE
                                            PHARMACEUTICALS, INC.



By: /s/ Michael J. Brennan, M.D., Ph.D.     By: /s/ Bruce L. Byrnes
   ------------------------------------        ---------------------------------
    Michael J. Brennan, M.D., Ph.D.            Bruce L. Byrnes
    President and Chief Executive Officer      President, Global Health Care and
                                               Corporate New Ventures



                                      29.

                                  SCHEDULE 2.1

                              EXCLUDED INDICATIONS


[...***...]

[...***...]

[...***...]



The foregoing list may be amended by Gene Logic from time to time to delete one or more of the specified indications.





                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 8.5

                           SAMPLE ROYALTY CALCULATION

                                     EXAMPLE


The Net Sales of a Therapeutic Product in calendar year 2005 is [...***...]. The calculation for the royalty is as follows:

                                             [...***...]
                                             [...***...]
                                             [...***...]
                                             [...***...]
                                             [...***...]


P&GP will pay royalties on such Net Sales as earned for each calendar quarter.





                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 8.7

                       WIRE TRANSFER PAYMENT INSTRUCTIONS


        [...***...]
        [...***...]
        [...***...]
        [...***...]
        [...***...]
        [...***...]
        [...***...]